Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT DIOD - Q2 2017 Diodes Inc Earnings Call EVENT DATE/TIME: AUGUST 08, 2017 / 9:00PM GMTEVENT DATE/TIME: AUGUST 08, 2017 / 9:00PM GMT

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

AUGUST 08, 2017 / 9:00PM, DIOD - Q2 2017 Diodes Inc Earnings Call

CORPORATE PARTICIPANTS

Keh-Shew Lu Diodes Incorporated - CEO, President and Director

Leanne K. Sievers Shelton Group - EVP IR

Mark A. King Diodes Incorporated - SVP of Sales and Marketing

Richard D. White Diodes Incorporated - CFO and Secretary

CONFERENCE CALL PARTICIPANTS

Gary Wade Mobley The Benchmark Company, LLC, Research Division - Research Analyst

Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

Tristan Gerra Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

PRESENTATION

Operator

Good afternoon, and welcome to Diodes Incorporated Second Quarter 2017 Financial Results Conference Call. (Operator Instructions) As a reminder, this conference call is being recorded today, Tuesday, August 8, 2017.

I would now like to turn the call over to Leanne Sievers of Shelton Group, Investor Relations. Leanne, please go ahead.

Leanne K. Sievers - Shelton Group - EVP IR

Good afternoon, and welcome to Diodes' Second Quarter 2017 Financial Results Conference Call. I'm Leanne Sievers, President of Shelton Group, Diodes' Investor Relations firm.

Joining us today are Diodes President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Rick White; Senior Vice President of Sales and Marketing, Mark King; and Director of Investor Relations, Laura Mehrl.

Before I turn the call over to Dr. Lu, I'd like to remind our listeners that the results announced today are preliminary as they are subject to the company finalizing its closing procedures and customary quarterly review by the company's independent registered public accounting firm. As such, these results are subject to revision until the company files its Form 10-Q for the second quarter 2017.

In addition, management's prepared remarks contain forward-looking statements which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today and, therefore, we refer you to a more detailed discussion of the risks and uncertainties in the company's filings with the Securities and Exchange Commission.

In addition, any projections as to the company's future performance represent management's estimates as of today, August 8, 2017. Diodes assumes no obligation to update these projections in the future as market conditions may or may not change.

Additionally, the company's press release and management's statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms. Included in the company's press release are definitions and reconciliations of GAAP to non-GAAP items, which provide additional details.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

AUGUST 08, 2017 / 9:00PM, DIOD - Q2 2017 Diodes Inc Earnings Call

Also, throughout the company's press release and management's statements during this conference call, we refer to net income attributable to common stockholders as GAAP net income. For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 60 days in the Investor Relations section of Diodes' website at www.diodes.com.

And now, I'll turn the call over to Diodes' President and CEO, Dr. Keh-Shew Lu. Dr. Lu, please go ahead.

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

Thank you, Leanne. Welcome everyone, and thank you for joining us today. I'm very pleased with our second quarter results, which were highlighted by the achievement of record revenue and gross profit as we continue to capitalize on the strength in global market and gain market share. All of our target end markets and geographies grew sequentially, resulting in record revenue in both Asia and Europe. Additionally, Pericom attained its highest quarterly revenue and gross profit since the acquisition, further contributing to Diodes' strong growth and gross margin improvement in the quarter. In fact, gross margin exceeded 34% in the second quarter, which is the highest level since the first quarter of 2011. Next quarter, we expect to approach our target model of 35% on continued improvement in product mix and utilization across our manufacturing facilities. Additionally, our Kansas facility is on schedule to be closed November 15 with all production transfers efficiently in process. As a result, of this quarter's solid performance, we have surpassed the $500 million revenue mark for the first half of the year, positioning Diodes to achieving our $1 billion revenue goal in 2017. This quarter also brings us one step closer to our target operating model of 20% for SG&A plus R&D and a gross margin of 35%.

As we look to the second half of the year, we remain focused on expanding revenue and improving gross margin during this growth cycle as we benefit from our increased operating leverage in order to further expand earnings.

With that, I will now turn the call over to Rick to discuss our second quarter financial results as well as third quarter guidance in more detail.

Richard D. White - Diodes Incorporated - CFO and Secretary

Thanks, Dr. Lu, and good afternoon, everyone. Revenue for second quarter 2017 was $264.2 million, an increase of 11.8% from the $236.3 million in the first quarter 2017 and an increase of 11.7% from the $236.6 million in the second quarter 2016. Revenue in the quarter increased sequentially, reflecting continued strength across the company's target end markets and geographies, combined with higher growth of Pericom products, collectively resulting in market share gains in the quarter. Gross profit for the second quarter was $90.1 million or 34.1% of revenue compared to

$73.9 million or 31.3% of revenue in the first quarter 2017 and $74.8 million or 31.6% of revenue in the prior year quarter. The sequential increase in gross profit margin was due primarily to regional strength in North America and Europe and improved utilization of product mix, including a higher contribution from Pericom products.

GAAP operating expenses for the second quarter 2017 were $66.3 million or 25.1% of revenue and $59.8 million or 22.6% of revenue on a non-GAAP basis, which excludes $4.6 million of amortization of acquisition-related intangible asset expenses, $1.7 million of KFAB restructuring charges and

$200,000 of retention costs. This compares to GAAP operating expenses of $64.6 million or 27.3% of revenue last quarter and $63.5 million or 26.9% of revenue in the second quarter of 2016.

Looking specifically at selling, general and administrative expenses for the second quarter. SG&A expenses were approximately $39.7 million or 15% of revenue, which is our operating model. This compares to $39.7 million or 16.8% of revenue last quarter and $41.4 million or 17.5% of revenue for the second quarter 2016.

Investment in research and development for the second quarter was approximately $19.8 million or 7.5% of revenue compared to $18 million or 7.6% of revenue last quarter and $17 million or 7.2% of revenue in the second quarter 2016.

Combined, SG&A plus R&D for the second quarter 2017 was $59.5 million or 22.5% of revenue compared to $57.7 million or 24.4% of revenue in the previous quarter and $58.4 million or 24.7% of revenue in the second quarter 2016.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

AUGUST 08, 2017 / 9:00PM, DIOD - Q2 2017 Diodes Inc Earnings Call

Total other expense amounted to approximately $4 million for the quarter, including a $1.6 million negative currency impact. Income before taxes and noncontrolling interests in the second quarter 2017 amounted to $19.9 million compared to $2.1 million last quarter and $8.8 million in the second quarter 2016.

Turning to income taxes. Our effective income tax rate for the second quarter 2017 was approximately 30.4%, which is slightly higher than our expectations due mainly to 2 discrete items: one related to the adoption of ASU 2016-09 regarding stock compensation; and the other, to the internal restructuring we have recently concluded.

GAAP net income for the second quarter 2017 was $13.2 million or $0.26 per diluted share compared to $1.2 million or $0.02 per diluted share in the first quarter 2017 and $5.8 million or $0.12 per diluted share in the second quarter 2016. The share count used to compute GAAP diluted EPS for the second quarter 2017 was 49.9 million shares.

Second Quarter 2017 non-GAAP adjusted net income was $17.8 million or $0.36 per diluted share which excluded, net of tax, $3.8 million of noncash acquisition-related intangible asset amortization costs and $800,000 of restructuring costs related to KFAB closure accruals. This compares to non-GAAP net income of $7 million or $0.14 per diluted share last quarter and $9.8 million or $0.20 per diluted share in the second quarter 2016.

We have included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income, which provides additional details. Included in the second quarter 2017 GAAP net income and non-GAAP adjusted net income was approximately $4.8 million, net of tax, noncash share-based compensation expense. Excluding share-based compensation expenses, both GAAP EPS and non-GAAP adjusted diluted EPS would have increased by an additional $0.07 per diluted share in the second quarter.

Cash flow generated from operations was $19.8 million for the second quarter 2017. Free cash flow was a negative $5 million for the second quarter, which included $24.8 million of capital expenditures. Net cash flow for the quarter was a positive $1.5 million, including the pay down of approximately

$15.7 million of long-term debt.

Turning to the balance sheet. At the end of the second quarter, cash and cash equivalents totaled approximately $266.6 million and short-term investment totaled $16.4 million. Working capital was approximately $541 million.

At the end of the second quarter, inventory increased by approximately $16.4 million from the first quarter 2017 to approximately $207.7 million. The increase in inventory reflects a $5.1 million increase in finished goods, a $4.7 million increase in work in process and a $6.6 million increase in raw materials. Inventory days were 104 in the quarter compared to 107 days last quarter. At the end of the quarter, cash receivable was approximately

$223 million, an increase of $18 million from last quarter. AR days were 74 compared to 80 last quarter. Our long-term debt, net of the current portion, totaled approximately $383 million.

Capital expenditures again for the second quarter were $24.8 million or 9.4% of revenue, with the majority of the expenditures related to capacity expansion in both CAT and SAT as well as 8-inch equipment in SFAB 2. We believe 2017 will be slightly higher than our 5% to 9% revenue model due mainly to capacity expansion related to the current favorable market environment and growth projections for 2018. Depreciation and amortization expense for the second quarter was $23.4 million.

Now turning to our outlook. For the third quarter 2017, we expect revenue to range between $270 million and $290 million or up 2.2% to 9.8% sequentially. We expect gross margin to be 34.5%, plus or minus 1%. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for KFAB closure costs, retention costs and amortization of acquisition-related intangible assets, are expected to be approximately 22.5% of revenue, plus or minus 1%. We expect interest expense to be approximately $3 million. Our income tax rate is expected to be 30%, plus or minus 3%, and shares used to calculate diluted EPS for the third quarter are anticipated to be approximately 50.3 million. Please note that purchase accounting adjustments of $4.5 million after-tax for Pericom and previous acquisitions plus KFAB closure costs, are not included in these non-GAAP estimates.

With that said, I will now turn the call over to Mark King.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

AUGUST 08, 2017 / 9:00PM, DIOD - Q2 2017 Diodes Inc Earnings Call

Mark A. King - Diodes Incorporated - SVP of Sales and Marketing

Thank you, Rick, and good afternoon. Our record second quarter revenue was driven by strong sales across all end markets and regions, including record revenue in both Asia and Europe. Industrial revenue was up 33% sequentially due to solid revenue increases in North America and Europe. In fact, each of our industrial, automotive and communication end markets reached quarterly revenue records on a dollar basis in the second quarter. Distributor POS also set records both globally and in each region and was up 12.7%, while distributor inventory rose 6%. Inventory in the channel expanded in preparation for continued growth in the third quarter. Lead time increased on several product lines, in line with industry patterns. Design and customer activity also remained strong across all regions as we continue to penetrate our key customer base with expanded sales footprint and broader product lines. We continue to see significant customer synergy and cross-selling opportunities with the Pericom products. And as Dr. Lu mentioned, Pericom reached the highest quarterly revenue since the acquisition.

From a product perspective, we set revenue records on timing, signal integrity, protection, MOSFET, and CMOS LDOs, with strong momentum on switch products due to recent design wins on new products. As we look to the second half of the year, we expect to continue making progress with expanded revenue growth, new product introductions and design wins.

Turning to global sales. Asia represented 79% of revenue; Europe, 12%; and North America, 9%, during the second quarter 2017. In terms of our end markets, consumer represented 26% of revenue; communications, 24%; industrial, 25%; computing, 18%; and automotive was 7% of revenue.

Let me now provide more detail within each of our end markets. In the consumer market, we expanded our audio product line with a family of piezo sounders designed to drive ceramic and piezo speakers for applications such as location tracking within the IoT space. We also continue to grow our product offering targeting the emerging asset tracker application space. Additionally, to further expand our presence in the USB Type C connector market, we released a proprietary integrated crossbar MUX and switch solution that offers excellent signal integrity. This device was commissioned by a major consumer electronics leader for use in their next-generation wearable device and is an example of the continued strong market acceptance of our Pericom products.

In the communications market, we released several additions to our AC to DC product line, including 2 new constant voltage, constant current controllers that support Quick Charge 3.0 specification for mobile charging. We also saw a continued market adoption of our CMOS LDO products in smartphones with major wins at 3 leading accounts, helping to drive another quarter of record revenue for this product line. Also for smartphones, we are aggressively ramping a Micropower Hall sensor at a major customer in support of a very significant design win.

Also for mobile communication applications, including charging of portable devices and wearables, additional products were launched to meet the needs of Diodes' major customers, including 6 TVS low-capacitance and general protection devices. Additionally, our low-voltage MOSFET technology enabled the launch of 3 common-drain MOSFET pairs used as bidirectional load switches for battery pack applications.

For computing applications, Diodes launched 2 additional USB power delivery switches for USB Type C applications that also support fast swap of USB power delivery. We also released MOSFET's package in the PowerDI5060 targeted at motherboard and notebook V-Core applications as well as 100-volt trench Schottky parts aimed at power supply applications in notebook and servers. Additionally, our new products from the signal integrity line continue to perform very well in the computing market with notable penetration of our USB 3 ReDrivers in desktop and server applications. In addition, we achieved several significant wins for our translators and USB charging controllers in notebooks as well as a PCIe card reader win for our connected ASIC line.

Also in the computing market, we have significant content across multiple customers and multiple platforms based on the Intel Purley processor. We saw initial production ramp in support of this architecture on a multi-channel PCIe ReDriver and 2 crystal oscillators, and we will ramp several interface logic devices, including an I2C level shifter on an I2C Mux and a translator in the coming quarter. We are well positioned to capitalize on the market opportunity tied to the Purley processor adoption.

For industrial applications, we launched 5 new devices in our family of high-voltage gate drivers aimed at industrial motor driving as part of the green initiative for increased efficiency and power conservation. Also new for Q2, were 2 devices featuring a family of MOSFET load switches with integrated control functionality. These products reduced component count and board area while enabling efficient switching. This voltage range of MOSFET is also suitable for medical, computing and consumer applications.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

AUGUST 08, 2017 / 9:00PM, DIOD - Q2 2017 Diodes Inc Earnings Call

Also in the industrial market, we once again extended our range of LED lighting products with the release of several additional products targeting TRIAC dimmable lighting applications, including commercial lighting. Design wins in the space includes several standard linear wins in white goods and power adapters in addition to expanding our sensor penetration in the e-meters. We also continued to develop our position in the China HVAC market with positions in multiple platforms for our linear regulators, voltage references and interface products.

And finally, in the automotive market, we continue to make significant advancements in this space with several new product introductions from our innovative MOSFET, IntelliFET, bipolar transistor, TVS and SBR platforms. The MOSFET portfolio continues to expand in this area based upon Diodes' state-of-the-art Shielded Gate wafer technology, power packaging and extended 175 degrees C temperature rating. Auto-qualified MOSFET products from this family continue to drive customer qualification activity and design-in across our automotive customers. Also in the quarter, we launched 3 IntelliFET devices that were developed and qualified for a range of automotive switching applications. Additionally, we launched a 40-volt Trench SBR device for reverse polarity protection based on Diodes' proprietary Trench SBR technology for a wide range of demanding auto application. New design wins in the auto space included a ceramic speaker driver for a car audio as well as an increased traction for our standard linear products with wins for a central modem for automotive communications and automotive lighting. We are also in discussions for a new opportunity for our watchdog timers for use in charging pile for an electronic vehicle platform.

In summary, with our achievement of record revenue and gross profit in the second quarter and guiding for continued growth in margin improvement, we are solidly on track towards achieving our $1 billion revenue goal for the year. Our new product initiatives, design win momentum and customer expansion efforts over the past several quarters are key factors for our continued growth, combined with the increasing revenue contribution from Pericom as a result of the success from our cross-selling opportunities.

With that, I'll open the floor to questions. Operator?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And our first question is from the line of Gary Mobley with Benchmark.

Gary Wade Mobley - The Benchmark Company, LLC, Research Division - Research Analyst

I wanted to start out with a question about gross margin. And I understand the dynamics that Diodes typically deals with when industry conditions are good as is the case now. You essentially have one foot on the gas pedal and one on the brake and trying to figure out the right mix in maximization of the gross margin. So I'm just wondering looking at the healthy gross margin in the quarter and as well, perhaps, your outlook for Q3, maybe if you can parse out the contribution between the mix of pricing for a like -- on a like-product basis and then as well leverage on the fixed expenses?

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

Well, Gary, our gross margin affected several items, one is utilization. And I think in the second quarter now, probably most of our capacity is fully utilized, okay, especially the advantage -- the advanced packaging capacity is all fully utilized. And therefore, the benefit from capacity utilization probably -- our future is really going to come in from the KFAB consolidation with SFAB because then -- I think I announced that before, the synergy coming from the consolidation of KFAB into the SFAB will significantly improve our gross margin due to large capacity output in SFAB. So those will be the future improvements. Then from another one is product mix. And I think we continue to adjust the price mix -- the product mix, and this will continue to give us the advantage of bringing the gross margin up, and we'll continue to focus on that area.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

AUGUST 08, 2017 / 9:00PM, DIOD - Q2 2017 Diodes Inc Earnings Call

Gary Wade Mobley - The Benchmark Company, LLC, Research Division - Research Analyst

Okay. Mark, judging from your comments relating to distributor point of sale and the delta in the distributor inventory, it sounds like the days of Diodes' products held in the distribution channel has gone down in light of the ramp in revenue. Can you verify that? And do you share at all with Wall Street seemingly the consensus, a healthy degree of skepticism about sort of inventory restocking and what sort of impact that might have once we enter a seasonally weak part of the year.

Mark A. King - Diodes Incorporated - SVP of Sales and Marketing

Actually, I think our inventory, if you balance the last 2 quarters, is relatively flat. I mean as I said, it was up 6% in the channel, but it's still just under 3 months. So we -- that's on a global picture. So I think our inventory is actually in pretty good shape right now. There's a tendency in the second quarter to bring inventory up in preparation for the third quarter. And as we're guiding continued growth, we expect our POS to grow again in this quarter. And so the inventory should balance out by the fourth quarter comes. So it's a pretty natural pattern for us. So I don't think that the inventory is -- this is just a restocking event.

Gary Wade Mobley - The Benchmark Company, LLC, Research Division - Research Analyst

Okay. Last, can you speak to the competitive environment after what seems to be a pretty massive wave of consolidation? And talk about, perhaps specifically, which of your historical competitors might be pulling back the reins on some of the products that you specialize in.

Mark A. King - Diodes Incorporated - SVP of Sales and Marketing

It's a pretty complex mix of competitors and product lines, so it's hard to be really consistently. Obviously, the pricing environment is firm. I wouldn't say there's a significant amount of price increase, but there -- the typical erosion doesn't exist there. Some of the commodity product areas are stabilizing, but there are still products, key focus products, that are under contention. The ones that everyone wants to sell. Even the consolidation, everybody out there is strong. So you might want to look at it and say NXP has gotten stronger not being related to NXP than it was, ON is still a very aggressive competitor in this space and so forth, and then you still have the emerging Asian suppliers. So I think our space will always remain very, very competitive.

Operator

And our next question comes from the line of Tristan Gerra with Baird.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

I think you've mentioned that you were pretty much at full capacity. Is that the case for back end as well? And also, if you can give us maybe the utilization rates blended on your front end, this is what I meant, your front end capacity? And also if you could give us an update on your 8-inch ramp post qualification at FAB2 -- BCD FAB2?

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

Okay. So let me talk about, first, the back end, we are up, about 95%. Rick can give you more details, we're up about 95%.

Richard D. White - Diodes Incorporated - CFO and Secretary

So SAT is over 95%, 96%, and CAT is 92%.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

AUGUST 08, 2017 / 9:00PM, DIOD - Q2 2017 Diodes Inc Earnings Call

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

Yes. So you know we said 95%; we assume it's fully loaded. So from the back end, in my mind, we are almost there, okay? And from the wafer fab, obviously, the KFAB, we are in the process to finish it up. So I don't really talking about capacity, full capacity, because we try to get as much wafer view as possible before we shut it down. So it's not capacity limitation, we're just full speed. SFAB 1, I would say we're almost fully loaded because we are increasing the capacity of the SFAB, but not now. And after KFAB shutdown, the KFAB equipment will move to SFAB to enlarge the SFAB capacity. So I will say next year, at the beginning of next year, SFAB capacity will increase. And because we shut down in September and move the equipment and then install, codify. So that additional capacity won't start until beginning of next year. Today, current capacity because we start to codify KFAB material, at the same time we'd like to start to view some material to support the customer who currently use KFAB. While we -- when we shut down KFAB, they can start to buy from SFAB. So today, SFAB 1 is at full speed, fully loaded, okay, as a current capacity. Now next year, at the beginning of next year, we'll have some -- we'll have enough additional capacity built by the equipment shipped from KFAB. SFAB 2, we are about...

Richard D. White - Diodes Incorporated - CFO and Secretary

91%.

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

91%. So SFAB 2 today is fully...

Richard D. White - Diodes Incorporated - CFO and Secretary

Fully loaded to the capacity that they have.

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

It's fully loaded to the capacity they have. But that's talking about 6-inch capacity in SFAB 2.

Richard D. White - Diodes Incorporated - CFO and Secretary

6 inch. Right.

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

Now 8-inch, we already finished the development. We now codify the products, the process is already codified. Now we start to codify the product. And then after codifying the product, we give the to the customer, and we will start to ramp. So my expectation will be probably end of -- close to end of second quarter we will start to ramp. It depends on customers' acceptance and -- keeping the customer acceptance if we didn't accept, okay? And so I would say, probably the last month of the year may be the one we start to ramp up the production. Okay, that's the current schedule. But basically, the process of development is down, it's codified, now we codify the product.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Great. And then, could you give us where your blended lead times are currently? And whether you see any signs of other ordering from some customers?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

AUGUST 08, 2017 / 9:00PM, DIOD - Q2 2017 Diodes Inc Earnings Call

Mark A. King - Diodes Incorporated - SVP of Sales and Marketing

Some -- any signs of what from the customers?

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

Overall orders.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

That's orders that would exceed real end demand?

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

Well, I can answer you on this one. Since we are very careful, we actually make sure the customer tell us or our disti tell us who is their customer, and we go to check their run rate. And so when they're capacity-constrained, we are supporting issues -- are supporting to our customer, we're going to make sure we only ship the one they really needed. We are not going to ship to our disti for their inventory. And therefore, we -- if they cannot tell us who is their customer and what is their run rate, and we cannot verify, we are not going to accept the order. And so from the double order point of view, I think it's not there, maybe here or there a little bit, but I don't think you're going to see a large double order because we check them out, okay? And the lead time, Mark?

Mark A. King - Diodes Incorporated - SVP of Sales and Marketing

Yes, from a lead time perspective, we definitely have some extension in lead times in certain product areas. As Dr. Lu mentioned earlier, some of our newer packages are much tighter, some of our product launches are better than we expected, and we haven't been able to bring on capacity as fast as we like. So we've even seen some of our products reach 20 weeks. But in general, we're probably ranging anywhere in the 6- to 20-week range, so balanced out. I would say very few of it would go out that far. Some places where we just have foundry and package constraint together, where some of those products are going out so far. So I think we have it under control. Certain products we can deliver just based on the decision and so forth. So I don't think it's too bad except for a narrow range of parts.

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

And we have got materials that may see some shortage, we can resolve it with our purchasing power, our relationship, and that's a difference. And so some of the building material, they see some shortage. But with our purchasing power, our relationship with our vendor, typically, we can solve it, now, not later. So I don't think that's a major issue. But some of the very advanced packaging, which we waited on for more than what we expected or quicker than what we expected, then we will have some problem to support. But the majority, like Mark said, lead time stretched a little bit, but it's not that terrible. And we make sure no double ordering. The order, if they don't need it, we don't accept the order, if they don't need it.

Operator

(Operator Instructions) And our next question is from the line of Shawn Harrison with Longbow Research.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

AUGUST 08, 2017 / 9:00PM, DIOD - Q2 2017 Diodes Inc Earnings Call

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

First question if I may. If memory serves me right, at the point in time of the Pericom acquisition, gross margins were maybe in the mid-40% range. Is that accurate to kind of think about where they are now and how you benefited from that mix this quarter?

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

Well, they have 2 kinds of product lines. If you remember, one is the general IC; one is the frequency product, called FCP; the crystal oscillators, [inaudible], those kind of products. And so FCP is somewhere around 40%, and IC is running about 50%, okay? So you are correct, if you average, it's about 45%. But that is -- when we bought it, that's the...

Richard D. White - Diodes Incorporated - CFO and Secretary

It's about what it was.

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

It depends on the growth. And if IC grows faster than FCP product growth then the GP will be higher because that product line is higher GP. And so what we see, right now, is that the IC growing faster than FCP product.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Okay. The second question I had was just end markets into the September quarter. The growth of 6% sequentially at the midpoint is much better than seasonality we've seen for the past couple of years. Are there any markets where you would be a consumer, or computing or communications or even a continuation of industrial, where the growth is going to be substantially better than the seasonality you've seen over the past couple of years?

Mark A. King - Diodes Incorporated - SVP of Sales and Marketing

Yes, to be honest, I have to say that the marketplace is pretty solid in a lot of areas, okay? I think you're going to see -- North America and Europe are going to continue to have a strong quarter. And so the industrial stays strong, but it will probably get minimized by -- it seems like the consumer people are rolling pretty strong going into the third quarter. And then you have the communications group that's going to start ramping or continue ramping in that period. So I would say in those areas, our automotive number is still growing and it will probably a record again next quarter, but it just won't look as good because the other things are growing faster. So I think everything is in pretty good shape. And then actually our computers are doing relatively well. We have the new stuff coming out on Purley, on the Purley stuff, and some of our Pericom products that are focused on that are doing quite well. So actually we're seeing kind of all boats rising, right, going in the third quarter.

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

And if you want to compare this one, then thinking about third quarter typically for Europe is the -- we call -- the vacation quarter, right? So if you look at most of the years, Europe in the third quarter slow down more, and the other regions is going up. And so that causes the seasonality. But last year and this year, Europe continued to be strong through the third quarter. And therefore, in this -- our overall quarter, third quarter, is better than expectations or better than sequential seasonality, is because Asia normally grows faster in third quarter and Europe was supposed to slow down, not really slow down, then you bring us the growth better than seasonality or better than the past.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77

AUGUST 08, 2017 / 9:00PM, DIOD - Q2 2017 Diodes Inc Earnings Call

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

That's helpful. And just as, I guess, a reminder, does most of the industrial business go through distribution? Or is any of that go on a direct basis to customers?

Mark A. King - Diodes Incorporated - SVP of Sales and Marketing

I think some of that goes through there, but our industrial marketplace is North America- and European-based, and North America is about 80% channel and Europe is about 69% channel. So I would say that that lends itself to be a distributor-based business. We do have industrials in Asia, but that's not our strongest numbers in Asia.

Operator

And I'm not showing any further questions in the queue. I would like to turn the call back to Dr. Lu for his final remarks.

Keh-Shew Lu - Diodes Incorporated - CEO, President and Director

Thank you for your participation today. Operator, you may now disconnect.

Operator

And thank you, ladies and gentlemen, for participating in today's conference. This concludes the program, and you may all disconnect. Have a wonderful evening.

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2017, Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.